Lake Shore Bancorp Announces Closing of Conversion Transaction

DUNKIRK, N.Y. — July 18, 2025 — Lake Shore Bancorp, Inc. (“Lake Shore Bancorp”) (NASDAQ: LSBK), the new holding company for Lake Shore Bank (the “Bank”), announced that the conversion of Lake Shore, MHC from mutual to stock form, the related stock offering by Lake Shore Bancorp and the Bank’s conversion from a federal savings bank to a New York chartered commercial bank closed following the close of business today. Lake Shore Bancorp’s common stock is expected to begin trading on the Nasdaq Global Market under the trading symbol “LSBK” on July 21, 2025.

As a result of the subscription offering, Lake Shore Bancorp sold a total of 4,950,460 shares of its common stock (approximately the midpoint of the offering range) at a price of $10.00 per share for total gross proceeds of $49.5 million.

Lake Shore Bancorp’s transfer agent, Computershare Trust Company, N.A. (“Computershare”), expects to mail Direct Registration System (“DRS”) Book-Entry statements for shares purchased in the subscription offering and interest checks, on or about July 21, 2025.

As part of the conversion transaction, each outstanding share of Lake Shore Bancorp, Inc., a federal corporation (“Lake Shore Federal Bancorp”) common stock owned by the public stockholders of Lake Shore Federal Bancorp (stockholders other than Lake Shore, MHC) as of the closing date was converted into shares of Lake Shore Bancorp common stock based on an exchange ratio of 1.3549 shares of Lake Shore Bancorp common stock for each share of Lake Shore Federal Bancorp common stock so that Lake Shore Federal Bancorp’s existing public stockholders will own approximately the same percentage of Lake Shore Bancorp’s common stock as they owned of Lake Shore Federal Bancorp’s common stock immediately prior to the conversion, subject to adjustment as disclosed in the prospectus. Cash was issued in lieu of a fractional share of Lake Shore Bancorp common stock based on the offering price of $10.00 per share. Upon the completion of the conversion and stock offering, approximately 7,825,877 shares of Lake Shore Bancorp common stock are outstanding before adjustment for fractional shares.

Stockholders of Lake Shore Federal Bancorp holding shares in street name will receive shares of Lake Shore Bancorp common stock and cash in lieu of fractional shares within their accounts. Stockholders of Lake Shore Federal Bancorp holding shares in certificated form will be mailed a letter of transmittal on or about July 21, 2025. After submitting their stock certificates and a properly completed letter of transmittal to Computershare, stockholders will receive DRS Book-Entry statements reflecting their shares of Lake Shore Bancorp common stock and checks for cash in lieu of fractional shares.

Luse Gorman, PC acted as legal counsel to Lake Shore Bancorp and Lake Shore Federal Bancorp. Raymond James & Associates, Inc. acted as marketing agent for Lake Shore Bancorp in the subscription offering. Kilpatrick Townsend & Stockton LLP acted as legal counsel to Raymond James & Associates, Inc.

About Lake Shore

Lake Shore Bancorp is the holding company of Lake Shore Bank, a New York chartered, community-oriented financial institution headquartered in Dunkirk, New York. The Bank has ten full-service branch locations in Western New York, including four in Chautauqua County and six in Erie County. The Bank offers a broad range of retail and commercial lending and deposit services. Lake Shore Bancorp’s common stock is traded on the NASDAQ Global Market as “LSBK”. Additional information about Lake Shore Bancorp is available at www.lakeshoresavings.com.

Safe-Harbor

This release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, that are based on current expectations, estimates and projections about Lake Shore Federal Bancorp’s, Lake Shore Bancorp, Inc.’s (collectively, the “Company”) and the Bank’s industry, and management’s beliefs and assumptions. Words such as anticipates, expects, intends, plans, believes, estimates and variations of such words and expressions are intended to identify forward-looking statements. Such statements reflect management’s current views of future events and operations. These forward-looking statements are based on information currently available to the Company as of the date of this release. It is important to note that these forward-looking statements are not guarantees of future performance and involve and are subject to significant risks, contingencies, and uncertainties, many of which are difficult to predict and are generally beyond our control including, but not limited to, possible unforeseen delays in delivering DRS Book-Entry statements or interest checks; delays in the start of trading due to market disruptions or otherwise, data loss or other security breaches, including a breach of our operational or security systems, policies or procedures, including cyber-attacks on us or on our third party vendors or service providers, economic conditions, the effect of changes in monetary and fiscal policy, inflation, tariffs, unanticipated changes in our liquidity position, climate change, geopolitical conflicts, public health issues, increased unemployment, deterioration in the credit quality of the loan portfolio and/or the value of the collateral securing repayment of loans, reduction in the value of investment securities, the cost and ability to attract and retain key employees, regulatory or legal developments, tax policy changes, dividend policy changes and our ability to implement and execute our business plan and strategy and expand our operations. These factors should be considered in evaluating forward looking statements and undue reliance should not be placed on such statements, as our financial performance could differ materially due to various risks or uncertainties. We do not undertake to publicly update or revise our forward-looking statements if future changes make it clear that any projected results expressed or implied therein will not be realized.

Legal Disclosures

The shares of common stock of Lake Shore Bancorp, Inc. are not savings accounts or deposit accounts and are not insured by the Federal Deposit Insurance Corporation or by any other governmental agency.

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Source: Lake Shore Bancorp, Inc.

Category: Financial

Investor Relations/Media Contact

Kim C. Liddell

President, CEO, and Director

Lake Shore Bancorp, Inc.

31 East Fourth Street

Dunkirk, New York 14048

(716) 366-4070 ext. 1012